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                                                              Exhibit (a)(1)(I)

LETTER TO PARTICIPANTS IN THE RETIREMENT 401(k) INVESTMENT PLAN OF DIME BANCORP,
                                      INC.

                                 RELATED TO THE

                           OFFER TO PURCHASE FOR CASH
             OUTSTANDING SHARES OF DIME BANCORP, INC. COMMON STOCK
      HELD IN THE RETIREMENT 401(k) INVESTMENT PLAN OF DIME BANCORP, INC.

                                 AUGUST 1, 2000

TO PARTICIPANTS IN THE RETIREMENT 401(k) INVESTMENT PLAN OF DIME BANCORP, INC.:

     Enclosed for your consideration are

     - the offer to purchase by Dime Bancorp, Inc., dated August 1, 2000, and
     - the related letter of transmittal

in connection with the offer by Dime to purchase up to 13,607,664 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights, at a price not greater than $18.00 nor less than $16.00 per share, net to the seller in cash, without interest, as specified by stockholders tendering their shares.

     These materials are being forwarded to you because the events they describe may affect your interest in the Retirement 401(k) Investment Plan of Dime Bancorp, Inc. THIS LETTER AND THE ENCLOSED MATERIALS EXPLAIN THE TERMS AND CONDITIONS OF THE TENDER OFFER BY DIME FOR SHARES OF ITS COMMON STOCK. YOU SHOULD READ ALL OF THIS INFORMATION CAREFULLY.

     Your account in the 401(k) Plan includes an investment in shares of Dime common stock. Your account balance in the 401(k) Plan represents an interest in a specific number of shares and, as a participant with an investment in the 401(k) Plan, you have a right to direct the 401(k) Plan trustee to tender Dime shares allocated to your 401(k) Plan account. The number of Dime shares you may direct the trustee to tender and the price at which those Dime shares will be tendered is discussed below.

     You will be allowed to direct the trustee to tender all or a portion of Dime shares allocated to your 401(k) Plan account. You may direct the trustee to tender these shares by using the Instruction Form attached to this letter. Do not complete the enclosed letter of transmittal; it is furnished for your information only and cannot be used to tender shares allocated to your account. Only the trustee of the 401(k) Plan can tender shares held in your 401(k) Plan account as the holder of record.

     Putnam Fiduciary Trust Company, as the 401(k) Plan's trustee, is the record holder of the Dime shares in participants' accounts in the 401(k) Plan. Putnam Fiduciary Trust Company is located at Putnam Place, 859 Willard Street, Quincy, Massachusetts 02169. Your instructions should be submitted to the trustee (by sending the Instruction Form to the trustee's tabulator, as described in this document), and the trustee will tender or not tender the Dime shares held in your 401(k) Plan account in accordance with your instructions (subject to the exceptions noted in this document).

     NEITHER DIME NOR ITS BOARD OF DIRECTORS NOR EITHER OF THE DEALER MANAGERS FOR THE TENDER OFFER NOR THE INFORMATION AGENT NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH THE SHARES ALLOCATED TO YOUR ACCOUNT SHOULD BE TENDERED.

     The enclosed offer to purchase, dated August 1, 2000, and the letter of transmittal contain important information about the terms and conditions of the tender offer by Dime. However, we have also provided the following information about questions you may have related to your decision to tender or not tender the Dime shares allocated to your 401(k) Plan account.

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WHAT IS THE TENDER OFFER BY DIME?

     The tender offer is a process through which Dime can offer to purchase Dime shares, and the owners of those Dime shares can decide whether or not they want to tender their Dime shares, and if so, at what price they would like to tender their Dime shares within the price range Dime has established.

MUST I RESPOND TO THE TENDER OFFER?

     If you do not wish to tender the Dime shares in your 401(k) Plan account, no response is necessary and you do not need to take any action. We have changed the procedures of the 401(k) Plan so that a failure to respond to this or any other tender offer, including North Fork's exchange offer, is deemed to count as an instruction to not tender the shares held in your 401(k) Plan account.

HOW MANY DIME SHARES CAN I DIRECT THE TRUSTEE TO TENDER FROM MY ACCOUNT IN THE 401(k) PLAN?

     You may tender all or a portion of the Dime shares allocated to your 401(k) Plan account by one of two methods.

     First, you may choose the number of Dime shares you want to tender out of the total number of Dime shares in your account. You may receive current information about Dime shares held in your account by contacting Putnam at 1-800-873-0356. Please note that if you choose to tender a specific number of Dime shares from your 401(k) Plan account, the trustee will tender only the amount of shares indicated on your Instruction Form prior to the expiration date. If you have directed contribution dollars to the 401(k) Plan, transferred 401(k) Plan assets to another investment option, transferred another investment option to 401(k) Plan assets or taken a withdrawal from the 401(k) Plan, the number of Dime shares in your account may vary after the date that you submitted your Instruction Form to the trustee. The 401(k) Plan trustee will use its best efforts to tender the number of Dime shares that you have instructed the trustee to tender, or such lesser number of Dime shares if, at the time the trustee tenders shares, there happens to be a lesser number of Dime shares in your plan account than the number you instructed the trustee to tender. It is also possible that even if you indicate a number of shares equal to the total number of Dime shares in your account on the date that you instruct the trustee, you may still have a balance of Dime shares in the 401(k) Plan after the tender offer is completed because the number of Dime shares increased after your instruction date.

     Second, instead of choosing a specific number of Dime shares, you may choose to instruct the trustee to tender a percentage of the Dime shares held in your 401(k) Plan account. If you choose this option, then you should indicate on the Instruction Form the percentage, in increments of 1%, of Dime shares you wish to tender. As discussed above, the actual number of Dime shares in your 401(k) Plan account may change between the date that you instruct the trustee to tender shares from your account and the date that the trustee actually tenders the shares into the offer. By choosing a percentage of Dime shares that you wish to tender into the tender offer, the trustee will tender up to that percentage of Dime shares from your plan account based upon the most recent information available to the trustee as of the date that the trustee submits the tendered shares in the offer. Thus, the number of shares actually tendered into the tender offer from your account will depend upon the number of Dime shares allocated to your plan account at the time the trustee actually submits the tender, not the date you submit your Instruction Form to the trustee. If you only desire to tender a specific number of Dime shares from your 401(k) Plan account, then you should choose the first option described above and indicate on the Instruction Form the specific number, instead of percentage, that you wish to tender.

CAN I TENDER A PORTION OF THE DIME SHARES ALLOCATED TO MY ACCOUNT AT ONE PRICE AND ANOTHER PORTION AT A DIFFERENT PRICE?

     Yes. Simply submit one Instruction Form for each portion of Dime shares you want to tender at each price. If you intend to tender portions of the Dime shares held in your account at different prices, do not check the box on the Instruction Form for revocation of previous instructions. If, as of the expiration date of the tender offer, you have submitted Instruction Forms providing for the tender of more Dime shares

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than are allocated to your account, the portion of the Dime shares that you have elected to tender at the highest price will be reduced until your direction is to tender the number of Dime shares held in your account. If necessary, Dime shares which you have requested to be tendered at lower prices also will be reduced until the number of Dime shares you have directed to be tendered equals the total allocated to your account.

SHOULD I USE THE LETTER OF TRANSMITTAL TO TENDER THE DIME SHARES IN MY 401(k) PLAN ACCOUNT?

     No. The letter of transmittal is for your information only. You must fill out the enclosed Instruction Form to instruct the trustee to tender the Dime shares in your 401(k) Plan account. Only the trustee, as the record holder of the Dime shares under the 401(k) Plan, can use the letter of transmittal to tender Dime shares once the trustee has received instructions from the 401(k) Plan participants.

HOW MAY I CHOOSE THE PRICE AT WHICH I WANT TO TENDER THE DIME SHARES IN MY 401(k) PLAN ACCOUNT?

     The enclosed Instruction Form contains a price designation section. Check the box of the price at which you would like to have the trustee tender the Dime shares allocated to your 401(k) Plan account. You must either

     - designate one of the listed prices, or

     - instruct the trustee to tender your Dime shares at the price that is paid in the tender offer by checking the box labeled "Dime Shares Tendered at Price Determined Under the Tender Offer."

See the information in the offer to purchase and the letter of transmittal about how Dime will select the price at which to purchase properly tendered shares once the offer period has expired.

IF I SELECT A PRICE, WILL THE TRUSTEE TENDER MY DIME SHARES AT THAT PRICE?

     Generally, the trustee will tender the Dime shares you have designated in accordance with your instructions. However, the law requires that the Dime shares allocated to your account cannot be sold to Dime at a price less than the closing price of Dime shares, as reported on the New York Stock Exchange, on the expiration date of the offer.

     As a result, if the closing price for Dime shares on the New York Stock Exchange on the expiration date for the offer is higher than the price you designate on the enclosed Instruction Form, the price you have designated will automatically be increased to the closing price on the expiration date, or if the closing price is not an available option under this offer, to the next highest available price that is not less than the closing price on the expiration date. If the closing price for Dime shares on the expiration date is higher than $18.00 per share, none of the Dime shares allocated to your account will be sold.

     Please note that the Benefits Committee of Dime, as a fiduciary to the 401(k) Plan, has the authority to revoke your tender directions if it determines that the sale may not meet the standards of the Employee Retirement Income Equity Act of 1974.

WHO WILL DETERMINE THE PURCHASE PRICE THAT IS PAID IN THE TENDER OFFER?

     Dime will determine a single price that it will pay for each Dime share properly tendered, taking into account the number of Dime shares tendered and the prices specified by tendering stockholders. Dime will select the lowest purchase price that will allow it to purchase up to 13,607,664 Dime shares or, if a lesser number of Dime shares are properly tendered, all Dime shares that are properly tendered. Dime will then purchase all of the Dime shares tendered at prices equal to or below the purchase price selected, although Dime may not purchase all of those shares if more than 13,607,664 Dime shares are tendered in the offer.

     In other words, if you select a price (or, pursuant to the procedures described above, the market price or another price applies) that is greater than the price that is finally determined to be paid in the tender offer), none of your Dime shares will be purchased. All Dime shares acquired in the offer will be acquired at the same purchase price.

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

HOW DO I DIRECT THE TRUSTEE TO TENDER THE DIME SHARES ALLOCATED TO MY 401(k) PLAN ACCOUNT?

     If you wish to direct the trustee to tender Dime shares allocated to your 401(k) Plan account, please complete the attached Instruction Form and return it to the trustee's "tabulator" in the enclosed envelope. The tabulator's address is

     CT Corporation
     Attn: Media Services Division
     1209 Orange Street
     Wilmington, Delaware 19801

     THE INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE'S TABULATOR NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 21, 2000, (UNLESS THE OFFER IS EXTENDED) IN ORDER FOR YOUR INSTRUCTIONS TO BE FOLLOWED. If the Instruction Form is not properly completed or is not received by the 12:00 midnight, New York City time, Monday, August 21, 2000 deadline, none of your Dime shares will be tendered and none will be purchased (unless the offer is extended).

     Please note that this deadline is FIVE BUSINESS DAYS BEFORE the current expiration date for the offer. It is necessary to submit your Instruction Form to the trustee's tabulator before the expiration date because the trustee must deliver the information to the depositary for the offer by the expiration date.

     The only actions you are required to take to direct the trustee to tender Dime shares allocated to your 401(k) Plan account are

     - specify either the number of Dime shares or the percentage of Dime shares that you wish the trustee to tender,

     - designate the price at which the trustee should tender the Dime shares and

     - return the enclosed Instruction Form so that it is received by CT Corporation no later than 12:00 midnight, New York City time, on Monday, August 21, 2000.

You do not need to complete any form other than the enclosed Instruction Form.

     After Monday, August 28, 2000, the expiration date for the offer unless the offer is extended, it will be determined whether all, part, or none of your tendered Dime shares have been purchased by Dime, pursuant to the procedures, including procedures for proration, described in the offer to purchase.

     See the information in the offer to purchase regarding when and how the expiration date for the offer period may change and when and how the offer may be extended by Dime.

WHAT IF I HOLD DIME SHARES OUTSIDE OF THE 401(k) PLAN?

     If you hold Dime shares outside of the 401(k) Plan, you will receive, under separate cover, tender offer materials that can be used to tender those Dime shares directly. The materials used for tendering Dime shares outside of the 401(k) Plan, including the letter of transmittal, may not be used to instruct the trustee to tender Dime shares allocated to your 401(k) Plan account.

WHAT HAPPENS IF MORE THAN 13,607,664 DIME SHARES ARE TENDERED IN THE OFFER?

     If more than 13,607,664 Dime shares are tendered, Dime will

     - first purchase all Dime shares properly tendered, and not properly withdrawn, by any stockholder who owns fewer than 100 shares and tenders all of those Dime shares at a purchase price equal to or below the price that is finally determined to be paid in the tender offer (the odd lot priority) and

     - then, subject to the conditional tender procedures described in the offer to purchase, purchase on a pro rata basis all other Dime shares properly tendered, and not properly withdrawn, at prices equal to or below the price that is finally determined to be paid in the tender offer.

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CAN I TAKE ADVANTAGE OF THE "ODD LOT" PRIORITY?

     No. While fewer than 100 Dime shares may have been allocated to your 401(k) Plan account, the record holder of the Dime shares, the trustee, has significantly more than 100 Dime shares and, therefore, Dime shares held in the 401(k) Plan are not eligible to avoid proration by virtue of the "odd lot" priority.

WHAT IF I WANT TO WITHDRAW THE INSTRUCTIONS FOR MY DIME SHARES AFTER I HAVE ALREADY SUBMITTED MY INSTRUCTION FORM?

     Except as otherwise provided in the next paragraph and the terms of the tender offer, your designation is irrevocable.

     You may withdraw or change your instructions at any time on or prior to 5:00 P.M., New York City time, Monday, August 21, 2000 (or such later date as may apply in the case the tender offer is extended). To revoke or change your instruction to tender Dime shares, you must contact the Dime Benefits Department at 1-800-DIME-HRD (1-800-346-3473) and obtain a new Instruction Form. The new Instruction Form should be returned to the trustee's tabulator with your name, address and Social Security number and new tender instructions, if any. To change or revoke your previous instructions, you must check the box on your new instruction form to indicate that you are revoking prior instructions. Once the trustee's tabulator receives a new, completed and signed Instruction Form with the revocation box checked, all previous instructions will be deemed canceled and replaced with the new instructions.

WILL MY INSTRUCTIONS BE KEPT CONFIDENTIAL?

     Yes. Your designation preferences and your instructions are strictly confidential and neither the trustee nor any of its agents will disclose to Dime whether or not you tender the Dime shares allocated to your 401(k) Plan account in the tender offer.

WHAT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

     Contact Innisfree M&A Incorporated, the information agent for the tender offer, at 1-888-750-5835 (toll free) with any questions about the terms and conditions of the tender offer or how to tender the Dime shares allocated to your 401(k) Plan account.

HOW WILL THE PROCEEDS OF THE TENDER OF MY 401(K) PLAN SHARES BE INVESTED?

     Any Dime shares tendered by the trustee and accepted by Dime will be exchanged for cash. The cash proceeds will remain in your 401(k) Plan account and will be invested in accordance with your instructions for investment of new contributions on file with the 401(k) Plan when the proceeds are received by the 401(k) Plan. To the extent that your instructions would require the cash proceeds to be reinvested in Dime shares, such amounts will instead be invested in the Money Market Fund. If you have not given investment instructions for new contributions, the cash proceeds will be invested in the Money Market Fund.

WHAT IF I HAVE ALREADY INSTRUCTED THE TRUSTEE TO TENDER MY SHARES INTO NORTH FORK'S EXCHANGE OFFER?

     If you have instructed the trustee to tender the Dime shares in your 401(k) Plan account into North Fork's exchange offer, and you do not wish to change these instructions, then no action is necessary. Your original instructions will continue to be effective.

     If you have instructed the trustee to tender the Dime shares in your 401(k) Plan account into North Fork's exchange offer, and you wish to change these instructions (either because you no longer wish to have the Dime shares tendered into North Fork's exchange offer, or you wish to change the amount tendered into North Fork's exchange offer), you must follow the instructions previously sent to you regarding the withdrawal of instructions for Dime shares tendered into North Fork's exchange offer. In order to revoke your instructions, you must submit a new Instruction Card pertaining to the North Fork offer by contacting the Dime Benefits Department and obtaining a new Instruction Card. Please note that this Instruction Card is different from the Instruction Form enclosed with this letter. Your new Instruction Card for the North Fork exchange offer must include your name, address and Social Security number. Upon receipt of a new, completed, signed and dated Instruction Card, your previous instructions for the
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

North Fork exchange offer will be deemed to be canceled. New Instruction Cards pertaining to the North Fork exchange offer should be received no later than 12:00 midnight, New York City time, on Friday, September 22, 2000 in order for your previous instructions to be revoked and canceled before Friday, September 29, 2000, the current expiration date of North Fork's exchange offer (unless extended).

     You may submit new instructions to the trustee for any Dime shares withdrawn from the North Fork exchange offer. If you wish to tender your Dime shares into Dime's tender offer, you should complete and submit the Instruction Form enclosed with this letter by following the procedures described in this letter, including the procedures regarding timely submission of the Instruction Form. If you wish to re-tender your Dime shares into the North Fork exchange offer, you should obtain a new Instruction Card pertaining to the North Fork exchange offer from the Dime Benefits Department and follow the procedures set forth in the materials provided to you in connection with the North Fork exchange offer for tendering the Dime shares in your 401(k) Plan account.

     Information about North Fork's exchange offer has been previously sent to you. Certain information about the North Fork exchange offer has been described in the offer to purchase.

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                                                  [ ] THIS INSTRUCTION FORM
                                                  REVOKES ALL
                                                    PRIOR INSTRUCTION FORMS.

                                INSTRUCTION FORM
                                      FOR
            RETIREMENT 401(k) INVESTMENT PLAN OF DIME BANCORP, INC.

To CT Corporation and Putnam Fiduciary Trust Company:

     The undersigned acknowledges receipt of the accompanying letter and enclosed offer to purchase, dated August 1, 2000, and the related letter of transmittal in connection with the offer by Dime Bancorp, Inc., a Delaware corporation, to purchase up to 13,607,664 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights, at a price not greater than $18.00 nor less than $16.00 per share, net to the seller in cash without interest.

     This Instruction Form directs Putnam Fiduciary Trust Company, as trustee and holder of record for the 401(k) Plan, to tender the number of Dime shares indicated below held by the trustee for the undersigned's 401(k) Plan account pursuant to the tender offer.

Name:
--------------------------------------------------------------------------------

Social Security Number:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

Daytime Telephone Number with Area Code:
---------------------------------------------------------------

                              TENDERING OF SHARES

     In order to instruct the trustee to tender Dime shares allocated to your 401(k) Plan account, you must CHOOSE EITHER OPTION 1 (TENDER OF SPECIFIC NUMBER OF SHARES) OR OPTION 2 (TENDER OF PERCENTAGE OF SHARES ALLOCATED TO YOUR PLAN ACCOUNT) BELOW. A FAILURE TO CHOOSE ONE OF THE TWO OPTIONS WILL RESULT IN NO VALID INSTRUCTIONS AND THE DIME SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL NOT BE TENDERED.

     OPTION 1. I wish to direct the trustee to tender a specific number of Dime shares allocated to my 401(k) Plan account. The number of Dime shares allocated to my 401(k) Plan account that I direct the trustee to tender in the tender offer is:

                           Number of Shares: --------

     OPTION 2. I wish to direct the trustee to tender a percentage of the Dime shares allocated to my 401(k) Plan account. The percentage (in increments of 1%) of Dime shares allocated to my 401(k) Plan account that I direct the trustee to tender in the tender offer is set forth below.

                        Percentage of Shares: --------%

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

                                TENDERING PRICE

     The price I direct the trustee to offer to sell the Dime shares allocated to my 401(k) Plan account to Dime is set forth below.* (Check the appropriate box.) This action could result in none of the Dime shares being purchased if the purchase price determined by Dime for purchase of the Dime shares in the tender offer is less than the price checked below or if the price checked below is increased by the trustee above the purchase price determined by Dime. IF MORE THAN ONE BOX IS CHECKED THERE IS NO VALID INSTRUCTION AND THE DIME SHARES ALLOCATED TO YOUR 401(k) PLAN ACCOUNT WILL NOT BE TENDERED.

[ ]$16.000            [ ]$17.125
[ ]$16.125            [ ]$17.250
[ ]$16.250            [ ]$17.375
[ ]$16.375            [ ]$17.500
[ ]$16.500            [ ]$17.625
[ ]$16.625            [ ]$17.750
[ ]$16.750            [ ]$17.875
[ ]$16.875            [ ]$18.000
[ ]$17.000

                                       OR
      [ ] Dime Shares Tendered at Price Determined Under the Tender Offer

* As described in the letter delivered to you with this Instruction Form, the price you elect will be adjusted to equal the closing price of Dime shares on the expiration date for the offer, as reported on the New York Stock Exchange, if such closing price is greater than the price you designated above, or if the closing price is not an available option under this offer, the price you elect will be adjusted to the next highest available price that is not less than the closing price on the expiration date. If the closing price for shares of Dime common stock on the expiration date is higher than $18.00 per share, none of the Dime shares allocated to your account will be sold. The Benefits Committee may also direct that the tender be canceled, if necessary, to comply with applicable law.

                                           -------------------------------------
                                           (Signature of Participant)
                                           Date:

Return this form to CT Corporation:
Attn: Media Services Division
1209 Orange Street
Wilmington, Delaware 19801

You may also fax this designation form to CT Corporation at 302-658-2545.

The information agent for this tender offer is Innisfree M&A Incorporated. All questions regarding the tender offer should be directed to Innisfree M&A Incorporated at 888-750-5835.

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